UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

December 12, 2006

Date of Report (date of earliest event reported)

RAINING DATA CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	0-16449	94-3046892
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

25A Technology Drive
Irvine, California 92618

(Address of principal executive offices)

(949) 442-4400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

The Annual Meeting of Stockholders for Raining Data Corporation (the “Company”) will be held on February 16, 2007 at the Cupertino Inn, 10889 North De Anza Boulevard, Cupertino, California at 10:00 a.m. (the “Annual Meeting”).

Because the date of the Annual Meeting will be more than 30 days after the anniversary date of last year’s annual meeting, the Company is informing its stockholders, pursuant to Rule 14a-5(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the following deadlines for stockholder proposals.  In order for a stockholder proposal to be considered for inclusion in the Company’s proxy statement for the Annual Meeting pursuant to Rule 14a-8 under the Exchange Act, the proposal must be received by the Company at its principal executive offices on or before January 10, 2007.  In addition, in order for a stockholder proposal made outside of Rule 14a-8 under the Exchange Act to be considered “timely” within the meaning of Rule 14a-4(c)(1) under the Exchange Act, such proposal must be received by the Company at its principal executive offices on or before the date that the Company mails its proxy materials for the Annual Meeting, which the Company expects will be on or about January 18, 2007.  Stockholder proposals should be directed to the attention of the Secretary, at 25A Technology Drive, Irvine, California 92618.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated December 12, 2006	RAINING DATA CORPORATION

	By:	/s/ THOMAS LIM
Thomas Lim
Chief Financial Officer